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                                                                    Exhibit 10.4

                             Mediqual Systems, Inc.




                                    LEASE OF

                             WESTBOROUGH OFFICE PARK

                                  BUILDING TWO

                              19UO West Park Drive

                           Westborough, Massachusetts

                                TABLE OF CONTENTS

 ARTICLE
 NUMBER                             TITLE                                  PAGE
 ------                             -----                                  ----

 I.          BASIC LEASE PROVISIONS                                          4

 II.         PREMISES AND APPURTENANT RTC

 III.        BASIC RENT                                                      6

 IV.         COMMENCEMENT AND CONDITION

 V.          USE OF PREMISES                                                 8

 VI.         ASSIGNMENT AND SUBLETTING                                      10

 VII.        RESPONSIBILITY FOR REPAIRS AND CONDITION OF                    12
             PREMISES; SERVICES TO BE FURNISHED BY LANDLORD

 VIII.       REAL ESTATE TAXES                                              14

 IX.         OPERATING EXPENSES                                             16

 X.          INDEMNITY AND PUBLIC LIABILITY INSURANCE                       17

 XI.         LANDLORDIS ACCESS TO PREMISES                                  18

 XII.        FIRE, EMINENT DOMAIN, ETC.                                     18

 XIII.       DEFAULT                                                        20

 XIV.        MISCELLANEOUS PROVISIONS                                       24

 14.1         Extra Hazardous Use                                           24
 14.2         Waiver                                                        24
 14.3         Covenant of Quiet Enjoyment                                   24
 14.4         Landlord's Liability                                          25
 14.5         Transfer of Title                                             25

14.6          Rules & Regulations                                           25
14.7          Additional Charges                                            26
14.8          Ilidity of Particular Provisions                              26
14.9          Provisions Binding, Etc.                                      26
14.10         Notices                                                       26
14.11         When Lease Becomes Binding                                    27
14.12         Paragraph Headings                                            27
14.13         Rights of Mortgagee or Ground Lessor                          27
14.14         Unilateral Amendment                                          27
14.15         Status Report                                                 28
14.16         Remedying Defaults                                            28
14.17         Holding Over                                                  28
14.18         Waiver of Subrogation                                         28
14.19         Surrender of Premises                                         29
14.20         Brokerage                                                     29
14.21         Governing Law                                                 29


 (Building Services)

 (Landlord's Work Allowances)
 (Floor Plan) Second Floor
 (Floor Plan) Partial First Floor
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                                    L E A S E

        THIS INSTRUMENT IS A LEASE, dated as of July 21,1986 which the Landlord and the Tenant are the parties hereinafter named, and which relates to space in the building (the "Building") known as Building Two in the Westborough Office Park located at 1900 West Park Drive, Westborough, Massachusetts. The parties to this instrument hereby agree with each other as follows:

                                    ARTICLE I

                             BASIC LEASE PROVISIONS

1.1 INTRODUCTION. The following set forth basic data and,where appropriate, constitute definitions of the terms hereinafter listed.

1.2  BASIC DATA. Landlord:         WRC Properties, Inc., a Delaware Corporation.

     Landlord's Original Address:  730 Third Avenue, New York , New York 10017

     Tenant:                       Mediqual Systems, Inc.

     Tenant's Original Address:    1900 West Park Drive,
                                   Westborough, Massachusetts 01581

     Basic Rent:                   Lease Years 1-3: $263,942
                                   Lease Years 4,5: S279,468
                                   ($17-Years 1-3, $18-Years 4,5 per square foot of Premises Rentable Area) per annum, as be adjusted and/or abated pursuant to the same may Sections 3.2 and 12.1.

     Premises Rentable Area:       Agreed to be 15,526 feet, consisting of:

                                   Existing Space on Floor 1 Space A
                                   - 6,973 s.f.
                                   First Expansion Space Floor 2 Space B
                                   - 6,973 s.f.
                                   Second Expansion Floor 1 Space C - 1,580 s.f.

                                   Permitted Uses: General Office

     Escalation Factor:            0.178, as computed with the Escalation Factor
                                   ComPutation.

     Construction Completion Date: Six (6) weeks from approval of Layout Plan

     Tenant's Layout Plan:         A plan dated July 9, 1986 prepared by Earl R.
                                   Flansburgh & Associates.
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        Initial term: five (5) years commencing on the Commencement date and expiring at the close of the day immediately preceding the fifth (anniversary of the Commencement Date, except that if the Commencement Date shall be other than the first day of a calendar month, the expiration of the Initial Term shall be at the close of the day on the last day of the calendar month in which such anniversary shall fall.

        Base Operating Expenses: $238,586

        Base Taxes. 6110,457

        Broker: Leggat; McCall & Werner, Inc.

1.3  ADDITIONAL DEFINITIONS.

        Agent: Leggat, McCall & Werner Management Company, Inc., P. O. Box 1088, Boston, MA 02103-1088.

        Building Rentable Area: Agreed to be 93,016 s.f.

        Business Days: All days except Saturday, Sunday, New Year's Day, Washington's Birthday, Patriot's Day, Memorial Day, Independence-Day, Labor Day, Columbus Day, Veterans Day, Thanksgiving Day, Christmas Day (and the following day when any such day occurs on Sunday) and such other days that Tenant presently or in the future recognizes as holidays for Tenant's general office staff.

        Commencement Date: As defined in Section 4.1.

        Default of Tenant: As defined in Section 13.1.

        Escalation Charges: The amounts prescribed -in Aontions a.1 and 9.2.

        Escalation Factor Computation: Premises Rentable Area divided by 95% of Building Rentable Area.

        Force Majeure: Collectively and individually, strike or other labor trouble, fire and other casualty, governmental pre-emption of priorities or other controls in connection with a national or other public emergency or shortages of fuel, supplies or labor resulting therefrom, or any other cause, whether similar or dissimilar, beyond Landlord's reasonable control.

        Initial Public Tiability Insurance: S3,000,000 per occurrence (combined single limit) for property damage, bodily injury or death.

                                       2
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Teachers Insurance and Annuity Association of America, prepared by Guerard
Survey Co. Associates, 11 Summer Street, Westborough, Mass."

        Landlord's Work: As defined in Section 4.2.

        Office Park: The entire development known as Westborough Office Park in which the Building is located and situated on approximately 137.9 acres of land located at West Park Drive and Streets, Westborough, Massachusetts.

        Operating Expenses: As determined in accordance with Section 9.1.

        Operating Year: As defined in Section 9.1.

        Premises: A portion of the Building as shown on Exhibit FP annexed hereto.

        Premises Usable Area: The carpetable area within the Premises.

        Property: The Building and the Land Parcel (including all driveways, parking areas and sidewalks).

        Substantial Completion Date: As defined in Section 4.2(b).

        Tax Year: As defined in Section 8.1.

        Taxes: As determined in accordance with Section 8.1

        Tenant's Delay: As defined in Section 4.4.

        Tenant's Removable Property: As defined in Section 5.2.

        Term of this Lease: The Initial Term and any extension thereof in accordance with the provisions hereof.

                                   ARTICLE II

                         PREMISES AND APPURTENANT RIGHTS

2.1 LEASE OF PREMISES. Landlord hereby demises and leases to Tenant for the Term of this Lease and upon the terms and conditions hereinafter set forth, and Tenant hereby accepts from Landlord, the Premises.

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     as a tenant to the premises non-exclusive richt to use and permit its invitee to use in common with others, the common entrances, exits, roads and walkways of the Office Park, the parking areas and walkways on the Land Parcel, public or common lobbies, hallways, stairways and elevators and common walkways necessary for access to the Building, and if the portion of the Premises on any floor includes less than the entire floor, the common toilets, corridors and elevator lobby of such floor; but such rights shall always be subject to reasonable rules and regulations from time to time established by Landlord pursuant to Section 14.6 and to the right of Landlord to designate and change from time-to time areas and facilities so to be used.


     (b) Excepted and excluded from the Premises are the ceiling, floor, perimeter walls ana exterior windows, except the inner surfaces of each thereof, and any space in the Premises used for shafts, stacks, conduits, fan rooms, ducts, electric or other utilities, sinks or other Building facilities, but the entry doors (and related glass and finish work) to the Premises are a part thereof. Tenant agrees that Landlord shall have the right to place in the Premises (but in such manner as to reduce to a minimum interference with Tenant's use of the Premises) interior storm windows, sub control devices, utility lines, equipment, stacks, pipes, conduits, ducts and the like. Tenant shall install and maintain, as Landlord may require, proper access panels in any hung ceilinas or walls as may be installed by Tenant in the Premises to afford access to any facilities above the ceiling or within or behind the walls.

                                  ARTICLE III

                                   BASIC RENT

3.1 PAYMENT. (a) Tenant agrees to pay to Landlord, or as directed by Landlord, commencing on the Commencement Date without offset, abatement (except as provided in Section 12.1), deduction or demand, the Basic Rent. Such Basic Rent shall be payable in equal monthly installments, in advance, on the first day of each and every calendar month during the Term of this Lease, at Landlord's Original Address, or at such other place as Landlord shall from time to time designate by notice, in lawful money of the United States. Until notice of some other desisnation is given, Basic Rent and all other charges for which provision is herein made shall be paid by remittance payable to the Agent, and all remittance so received as aforesaid, or by any subsequently designated recipient, shall be treated as a payment to Landlord. In

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     within five days of the date when the, Tenant shall pay, in addition to any
     Escalation charges or other additional charges due under this Lease, at Landlord's request an administrative fee equal to 1% of the overdue payment.


     (b) Basic Rent for any partial month shall be prorated on a daily basis, and if the first day on which Tenant must pay Basic Rent shall be other than the first day of a calendar month, the first payment which Tenant shall make to Landlord shall be equal to a proportionate part of the monthly installment of Basic Rent for the partial month from the first day on which Tenant must pay Basic Rent to the last day of the month in which such date occurs plus the installment of Basic Rent for the succeeding calendar month.


3.2 ADJUSTMENT. Effective as of the first day of the thirteenth full calendar month following the Commencement Date, and as of each anniversary of such day during the Term of this Lease, the. Basic Rent shall be adjusted by adding to the Basic Rent specified in Section 1.2 an amount determined by multiplying such Basic Rent by 20% of the percentage increase in the United States Department of oLabor Consumer Price Index, Boston, for Urban Consumers (CPI-U), all items (1967 = 100) between the point at which such Index stood when last published prior to the Commencement Date -and the point at which such Index stood when last published prior to the day as of when such adjustment is being made. If such Index is discontinued, its successor shall be used and if there is no successor, a reasonably comparable index mutually agreed to by Landlord and Tenant shall be used.


3.3 RENT ABATEMENT: Notwithstanding any other provision of this lease, the Base Rent will be abated for the leased premises in accordance with the following schedule:

     Space A - 6973 s.f Floor 1 - No abatement

     Space B - 6973 s.f Floor 2
           66-2/3% of rent abated from 9/1/86 to 11/1/86 33-1/3% of rent abated from 11/1/86 to 1/1/87 provided, however, that full rent will be due at a date earlier than January 1, 1987 if Tenant is fully utilizing the space.

     Space C - 1580 s.f. Floor 1
          100% of rent abated until 1/1/87

                                   ARTICLE IV
                           COMMENCEMENT AND CONDITION


4.1  COMMENCEMENT DATE. The Commencement Date shall be August 1, 1986.

4.2 PREPARATION OF THE PREMISES. (a) Landlord shall exercise all reasonable efforts to complete the work (Landlord's Work) necessary to prepare the Premises for Tenant's occupancy pursuant to Tenant's Layout Plan and in accordance with Landlord's building standard, but Tenant shall have no ciaim against Landlord for failure so to complete such Work except the right to terminate this Lease in accordance with Section 4.2(c). To the extent that the requirements of Landlord's Work exceed the allowances set forth in Exhibit LW annexed hereto, Tenant shall pay the cost of such excess requirements to Landlord, 50% thereof to be paid on the execution hereof and 50% on the Commencement Date (or, in either case, at such later time as Landlord advises Tenant of the amount of such excess). Tenant shall, if requested by Landlord, execute a work letter confirming such excess costs prior to the time Landlord shall be required to commence work.

           (b) The Premises shall be deemed ready for occupancy on the first day (the "Substantial Completion Date") as of which Landlord's Work has been completed except for items of work (and, if applicable, adjustment of equipment and fixtures) which can be completed after occupancy has been taken without causing undue interference with Tenant's use of the Premises (i.e., so-called "punch list" items) and Tenant has been given notice thereof. Landlord shall complete as soon as conditions permit all "punch list" items and Tenant shall afford Landlord access to the Premises for such purposes.

           (c) If the Substantial Completion Date has not occurred by the Construction Completion Date (as it may be extended pursuant to Section 4.4) Tenant shall have the right to terminate this Lease by giving notice to i Landlord, not later than thirty (30) days after the Construction Completion Date (as so extended), of Tenant's desire so to do; and this Lease shall cease and come to an end without further liability or obligation on the part of either party thirty
           (30) days after the giving of such notice, unless, within such 30-day period, Landlord substantially completes Landlord's Work which completion shall void Tenant's election to terminate; and such right of termination shall be Tenant's sole and exclusive remedy at law or in equity for Landlord's failure so to complete such Work within such time.

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
4.3 Except to the extent to which Tenant shall have given and landlord notice, not later then the end of the second calendar month next beginning after the Commencement Date, of respects in which Landlord has not performed Landlord's Work, Tenant shall have no claim that Landlord has failed to perform any of Landlord's Work. Except for Landlord's Work, the Premises are being leased in their condition as is without representation or warranty by Landlord. Tenant acknowledges that it has inspected the Premises and common areas of the Building and, except for Landlord's Work, have found the same satisfactory. Landlord shall be obligated to correct any latent defect in the Premises or in the Building.

4.4 TENANT'S DELAYS. (a) If a delay shall occur in the Substantial Completion Date as the result of:

           (i) any request by Tenant that Landlord delay in the commencement or completion of Landlord's Work for any reason;

           (ii) any change by Tenant in any of Tenant's Layout Plan;

           (iii) any special requirement of Tenant's Layout Plan not in conformity with Landlord's building standards;

           (iv) any other act or omission of Tenant or its officers, agents, servants or contractors; or

           (v) any reasonably necessary displacement of any of Landlord's Work from its place in Landlord's construction schedule resulting from any of the causes for delay referred to in clauses (i), (ii), (iii) and
           (iv) of this paragraph and the fitting of such Work back into such schedule;

     then Tenant shall, from time to time and within ten (10) days after demand therefor, pay to Landlord for each day of such delay the amount of Basic Rent, Escalation Charges and other charges that would have been payable hereunder had the Commencement Date occurred immediately prior to such delay.

     (b) If a delay in the Substantial Completion Date, or if any substantial portion of such delay, is the result of Force Majeure, and such delay would not have occurred but for a delay described in paragraph (a), such delay shall be deemed added to the delay described in that paragraph.

     (c) The delays referred to in paragraphs (a) and (b) are herein referred to collectively and individually as "Tenant's Delay".

     Substantial completion date is delayed in the aggregate for more than sixty
     (60) days, Landlord may (but shall not be required to) at any time thereafter terminate this Lease by giving written notice of such termination to Tenant and thereupon this Lease shall terminate without further liability or obligation on the part of either party, except-that Tenant shall pay to Landlord the cost theretofore incurred by Landlord in performing Landlord's Work, plus an amount equal to Landlord's out-of-pocket expenses incurred in connection with this Lease, including, without limitation, brokerage and legal fees, together with any amount required to be paid pursuant to paragraph (a) through the effective termination date.

     (e) The Construction Completion Date shall automatically be extended for the period of any delays caused by Tenant's Delay(s) or Force Majeure.

4.5 OPTION TO RENEW. If Tenant is not in default in any provision of this Lease, Tenant shall have the option to renew this Lease for one (1) additional term of five (5) years upon the same terms and conditions as stated in this lease.

     Rental rate during the renewal period shall be at the then current fair market rate.

                                    ARTICLE V

                                 USE OF PREMISES

5.1 PERMITTED USE. (a) Tenant agrees that the Premises shall be used and occupied by Tenant only for Permitted Uses, specifically excluding, without limitation, utility company or employment agency offices.

     (b) Tenant agrees to conform to the following provisions during the Term of this Lease:

           (i) Tenant shall cause all freight to be delivered to or removed from the Building and the premises in accordance with reasonable rules and regulations established by Landlord therefor:

           (ii) Tenant will not place on the exterior of the Premises (including both interior and exterior surfaces of doors and interior surfaces of windows) or on any part of the Building outside the Premises or at any location in the Office Park, any signs, symbol, advertisement or the like visible to public view outside of the Premises. Landlord will not unreasonably withhold consent for signs or lettering on the entry doors to the Premises adopted by landlord and tenant and submitted to Landlord a plan or sketch of the sign to be placed on such entry doors. Landlord agrees, however, to maintain a tenant directory in the lobby of the Building in which Tenant shall be entitled to have one (1) insertion identifying Tenant's name and the location-of the Premises in the Building. If space is available on the tenant directory, Tenant may request that Landlord place additional insertions naming Tenant's personnel on such tenant directory, provided that Tenant shall pay a fee assessed by Landlord for each such additional insertion.

         (iii) Tenant shall not perform any act or carry on any practice which may injure the Premises, or any other part of the Building or Office Park, or cause any offensive odors or loud noises or constitute a nuisance or a menace to any other tenant or tenants or other persons in the Building or Office Park;


         (iv) Tenant shall, in its use of the Premises, comply with the requirements of all applicable governmental laws, rules-and regulations;

         (v) Tenant shall continuously throughout the Term of this Lease occupy the Premises for Permitted Uses.

5.2 INSTALLATIONS AND ALTERATIONS BY TENANT. (a) Tenant shall make no alterations, additions (including, for the purposes hereof, wall-to-wall carpeting), or improvements in or to the Premises without Landlord's prior written consent. Any such alterations, additions or improvements shall (i) be in accordance with complete plans and specifications approved by Landlord, (ii) be performed in a good and workmanlike manner and in compliance with all applicable laws, (iii) be made only by contractors or mechanics approved by Landlord, (iv) be made at Tenants' sole expense and at such times and in such manner as Landlord may from time to time designate, and (v) become part of the Premises and the property of Landlord.

     (b) All articles of personal property and all business fixtures, machinery and equipment and furniture owned or installed by Tenant solely at its expense in the Premises ("Tenant's Removable Property") shall remain the Property of Tenant and may be removed by Tenant at any time prior to the expiration of this Lease, provided that Tenant, at its expense, shall repair and damage to the Building caused by such removal.

     (c) Notice is hereby given that Landlord shall not be liable for any labor or materials furnished or to be furnished to Tenant upon credit, and that no mechanic's other estate or interest of Landlord in and to the premises. Whenever and as often as any mechanic's lien shall have been filed against the Property or the Office Park based upon any act or interest of Tenant or of anyone claiming through Tenant, Tenant shall forthwith take such action by bonding, deposit or payment as will remove or satisfy the lien.

     (d) In the course of any work being performed by Tenant, including without limitation the "field installation" of any Tenant's Removable Property, Tenant agrees to use labor compatible with that being employed by Landlord for work in or to the Building or other buildings owned by Landlord or its affiliates, and not to employ or permit the use of any labor or otherwise take any action which micht result in a labor dispute involving personnel providing services in the Building pursuant to arrangements made by Landlord.

                                   ARTICLE VI

                            ASSIGNMENT AND SUBLETTING

6.1 PROHIBITION. (a) Tenant covenants and agrees that whether voluntarily, involuntarily, by operation of law or otherwise, except as expressly permitted by paragraphs (b) and (c) of this Section, neither this Lease nor the term and estate hereby granted, nor any interest herein or therein, will be assigned, mortgagec, pledged, encumbered or otherwise transferred and that neither the Premises nor any part thereof will be encumbered in any manner by reason of any act or omission on the part of Tenant, or used or occupied or permitted to be used or occupied, by anyone other than Tenant, or for any use or purpose other than a Permitted Use, or be subject (which term, without limitation, shall include granting of concessions, licenses and the like) in whole or in part, or be offered or advertised for assignment or subletting.

     (b) Tenant shall be allowed to sublet during the Term of this Lease any portion of the Premises provided Landlord consents in writing in advance to such subletting. Landlord agrees not to withhold its consent to any subletting during the Term, provided that Tenant requests such consent in a writing which shall include the particular terms of the proposed sublet, and provided that (i) during the term of the sublet Tenant shall continue to occupy a portion of the Premises; (ii) at the time of Tenant's request Tenant is not in default under this Lease; (iii) Landlord, in its sole discretion reasonably exercised, determines that the reputation, business, proposed use of the Premises by, and financial to Landlord iv) such sublease shall in writing and its form (Shall.be subject to the reasonable approval of the Landlord; (v) such sublease shall be subject and subordinate to this Lease, any ground lease of the Land Parcel or Building or both, and any first mortgage of the Land Parcel or Building or both;
(vi) rental under such sublease shall not be based in whole or in part on the net income or profits derived by any person or entity from the sublet premises;
(vii) no right shall exist on the part of the sublessee to sublet further the sublet premises; (viii) such sublessee shall expressly assume all the obligations of this Lease on Tenant's part to be performed as to the sublet space; (ix) such consent, if given, shall not release Tenant of any of its obligations (including, without limitation, its obligations to pay rent) under this Lease and Tenant's liability after any such subletting shall be as to the sublet space joint and several with the sublessee; and (x) Tenant shall reimburse Landlord promptly as additional rent for reasonable legal and other expenses incurred by Landlord in connection with any request by Tenant for consent to any such sublet. A consent to one subletting to any person or entity shall not be deemed to be a consent to any subsequent subletting.

In the event that Tenant shall durlng the Term desire to sublet all or any portion of the Premises such that after the commencement of such sublet Tenant shall no longer be occupying any portion of the Premises,: Tenant shall by advance notice to Landlord disclose all of the material terms of such proposed sublet and in ;such notice also offer the entire Premises back to Landlord, subject to any sublets previously in effect and approved by Landlord as provided in this paragraph (b). If Landlord elects to accept such offer, Landlord shall so notify Tenant within thirty (30) days of the date of the aforesaid notice by Tenant, and this Lease shall end on that date selected by Landlord which shall be not less than thirty (30) nor more than ninety (90) days after the date of said notice by Landlord to Tenant. On or prior to such termination date Tenant shall pay to Landlord the Basic Rent and all other charges accrued under this Lease through such termination date. In the event that Landlord does not exercise such election within the time period above provided for, Tenant shall be permitted to enter into the proposed sublease provided that Tenant is not then in default under this Lease and provided that the conditions set forth in clauses (iii) through (x) of the next preceding paragraph are satisfied.

(c) The provisions of paragraph (a) of this Section shall apply to a transfer (by one or more transfers) of a majority of the stock or partnership interests or other evidences of ownership of Tenant as if such transfer were which Tenant, merged or consolidate) to which all of Tenant's assets are transferred or to any entity which controls or is controlled by Tenant or is under common control with Tenant, provided that in any of such events (i) the successor to Tenant has a net worth computed in accordance with generally accepted accounting principals at least equal to the greater of (1) the net worth of Tenant immediately prior to such merger, consolidation or transfer, or
(2) the net worth of Tenant herein named on the date of this Lease, (ii) proof satisfactory to Landlord of such net worth shall have been delivered to Landlord at least ten (10) days prior to the effective date of any such transaction,
(iii) the assignee entity, and, in the event of a transfer of partnership interest(s), each assignee partner, agrees directly with Landlord, by written instrument in form satisfactory to Landlord, to be bound by all the obligations of Tenant hereunder including, without limitation, the covenant against further assignment and subletting except as expressly permitted hereunder, and (iv) no such transfer shall relieve Tenant or in the event of a transfer of partnership interests, any of the transferring partners from its or their obligations hereunder and Tenant shall remain fully and primarily liable to Landlord therefor.

(d) If this Lease be assigned, or if the Premises or any part thereof be sublet or occupied by anyone other than Tenant, Landlord may, at any time and from time to time, collect rent and other charges from the assignee, subtenant, or occupant, and apply the net amount collected to the rent and other charges herein reserved, but no such assignment, subletting, occupancy, collection or modification of any provisions of this Lease shall be deemed a waiver of this covenant, or the acceptance of the assignee, subtenant or occupant, as a tenant or a release of the original named Tenant from the further performance by the original named Tenant hereunder. No assignment or subletting, or occupancy shall affect Permitted Uses. No assignment or subletting hereunder shall relieve Tenant from its obligations hereunder and Tenant shall remain fully and primarily liable therefor.

                                   ARTICLE VII

              RESPONSIBILITY FOR REPAIRS AND CONDITION OF PREMISES;

                      SERVICES TO BE FURNISHED BY LANDLORD

7.1 LANDLORD REPAIRS. (a) Except as otherwise provided in this Lease, Landlord agrees to keep in good order, condition and repair the roof, public areas, exterior walls (including interior glass) and structure of the Building (including all plumbing, mechanical and electrical systems installed by Landlord they affect the Premises, except that Landlord shall in no event be responsible to Tenant for repair of glass in the Premises, the doors (or related glass and finish work) leading to the Premises, or any condition in the Premises or the Building caused by any act or neglect of Tenant, its invitees or contractors. The fact that Landlord is responsible for the foregoing repairs shall not be construed so as to prohibit the cost thereof from being included in Operating Expenses. No capital expenditures may be included in Operating Expenses. Landlord shall not be responsible to make any improvements or repairs to the Building other than as expressed in this Section
7.1 provided, unless expressly provided otherwise in this Lease.

(b) Landlord shall never be liable for any failure to make repairs which Landlord has undertaken to make under the provisions of this Section 7.1 or elsewhere in this Lease, unless Tenant has given notice to Landlord of the need to make such repairs, and Landlord has failed to commence to make such repairs within a reasonable time after receipt of such notice, or fails to proceed with reasonable diligence to complete such repairs.

7.2 TENANT'S AGREEMENT. Tenant will keep neat and clean and maintain in good order, condition and repair the Premises and every part thereof, excepting only those repairs for which Landlord is responsible under the terms of this Lease, reasonable wear and tear of the Premises, and damage by fire or other casualty and as a consequence of the exercise of the power of eminent domain.' Notwithstanding the foregoing or the provisions of Article XII, Tenant shall be responsible for the cost of repairs which may be made necessary by reason of damage to the Property or the Office Park caused by any act or neglect of Tenant, or its contractors or invitees (including any damage by fire or any other casualty arising therefrom).

7.3 FLOOR LOAD - HEAVY MACHINERY. (a) Tenant shall not place a load upon any floor in the Premises exceeding a live load of eighty (80) pounds per square foot of floor area, provided that if applicable law allows a maximum live load of less than 80 pounds per square foot of floor area, Tenant shall not exceed such limit allowed by law. Landlord reserves the right to prescribe the weight and position of all business machines and mechanical equipment, including safes, which shall be placed so as to distribute the weight Business machines and mechanical equipment shall be placed and maintained by Tenant at Tenant's expense in settings sufficient, in Landlord's judgment, to absorb and prevent vibration, heavy equipment, freight, bulky matter, fixtures into or out of the Building with Landlord's prior consent, which consent may include a requirement to provide insurance, naming Landlord as an insured, in such amounts as Landlord may deem reasonable.

,) If any such safe, machinery, equipment, freight, bulky matter or fixtures requires special handling, Tenant agrees to employ only persons holding a Master, Digger's License to do such work, and that all work in Connection therewith shall comply with applicable laws and regulations. Any such moving shall be at the sole risk and hazard of Tenant, and Tenant will exonerate, and save Landlord harmless against and from any Liability, loss, injury, claim or sult resulting directly or indirectly from such moving.

7.4 BUILDING SERVICES. Landlord shall provide the building services set forth in Exhibit BS.

                                  ARTICLE VIII

                               REAL ESTATE TAXES


8.1 PAYMENTS ON ACCOUNT OF REAL ESTATE TAXES. (a) For the purposes of this Article, the term "Tax Year" shall mean the twelve-month period commencing on the July 1 immediately preceding the Commencement Date and each twelve-month period thereafter commencing during the Term of this Lease; and the term "Taxes" shall mean real estate taxes assessed with respect to the Property for any Tax Year.

(b) In the event that for any reason, Taxes during any Tax Year shall exceed Base Taxes, Tenant shall pay to Landlord, as an Escalation Charge, an amount equal to (i) the excess of Taxes over Base Taxes for such year, multiplied by
(ii) the Escalation Factor, such amount to be apportioned for any fraction of a Tax Year in which the Commencement Date falls or the Term of this Lease ends.

(c) Estimated payments by Tenant on account of Taxes shall be made monthly and at the time and in the fashion herein provided for the payment of Basic Rent. The monthly amount so to be paid to Landlord shall be sufficient to provide Landlord by the time real estate tax payments are due a sum equal to Tenant's required payments, as estimated by Landlord from time to time, on account of Taxes for the then current Tax Year. Promptly after receipt by Landlord of bills for such Taxes, Landlord shall advise Tenant of the amount thereof and the computation of Tenant's payment on account thereof.

                                   ARTICLE IX

                               OPERATING EXPENSES


9.1 DEFINITIONS. For the purpose of this Article, the following terms shall have the following respective meanings:

      Operating Year: Each calendar year in which any part of the Term of this Lease shall fall.

      Operating Expenses: The aggregate costs or expenses reasonably incurred by Landlord with respect to the operation, administration, cleaning, repair, maintenance and management of the Property (including a proportionate share of any common area expenses of the Office Park) including, without limitation, those items enumerated in Exhibit OC annexed hereto, provided that, if during any portion of the Operating Year for which Operating Expenses are being computed, the Building was not operated, or less than all of Building Rentable Area was occupied by tenants or if Landlord is not supplying all tenants with the services being supplied hereunder, actual Operating Expenses incurred.shall be reasonably extrapolated by Landlord on an item by item basis to the estimated Operating Expenses that would have been incurred if the Building were 958 occupied for such Year and such services were being supplied to all tenants, and such extrapolated amount shall, for the purposes hereof, be deemed to be the Operating Expenses for such Year.

9.2 TENANT'S PAYMENTS. (a) In the event that Operating Expenses for any Operating Year shall exceed Base Operating Expenses, Tenant shall pay.to Landlord, as an Escalation Charge, an amount equal to (i) the excess of the Operating Expenses for such Year over and above Base Operating Expenses, multiplied by (ii) the Escalation Factor, such amount to be apportioned for any Operating Year in which the Commencement Date falls or the Term of this Lease ends.

(b) Estimated payments by Tenant on account of Operating Expenses shall be made monthly and at the time and in the fashion herein provided for the payment of Basic Rent. The monthly amount so to be paid to Landlord shall be sufficient to provide Landlord by the end of each Operating Year a sum equal to Tenant's required payments, as estimated by Landlord from time to time during each Operating Year, on account of Operating Expenses for such Operating Year. Promptly after the end of each Operating Year, Landlord shall submit to Tenant a reasonably detailed accounting of Operating Expenses for such Year, and Landlord shall certify to the accuracy thereof. If estimated payments theretofor made for such Year by Tenant exceed Tenant's required payment on account

Landlord shall refund such overpayment to Tenant; but, if the required payments on account for such Year are greater than the estimated payments (if any) theretofor made on account thereof for such Year, Tenant shall make payment to Landlord within thirty (30) days after being so advised by Landlord.

(c) Any such accounting by Landlord shall be binding and conclusive upon Tenant unless within thirty (30) days after the giving by Landlord of such accounting Tenant shall notify Landlord that Tenant disputes the correctness of such accounting, specifying the particular respects in which the accounting is claimed to be incorrect. If such dispute has not been settled by agreement, either party may submit the dispute to arbitration in accordance with the commercial arbitration rules of the American Arbitration Association within ninety (90) days after giving of such accounting. The decision of the arbitrators shall be final and binding on Landlord and Tenant and judgment thereon may be entered in any court of competent jurisdiction. Pending resolution by agreement or arbitrators, Tenant shall make any payment shown to be due by such accounting without prejudice to Tenant's position. If the dispute shall be resolved in Tenants favor, Landlord shall forthwith pay to Tenant the amount of Tenant's overpayment.

                                    ARTICLE X

                    INDEMNITY AND PUBLIC LIABILITY INSURANCE

10.1 PUBLIC LIABILITY INSURANCE. Tenant agrees to maintain in full force from the date upon which Tenant first enters the Premises for any reason, throughout the Term of this Lease, and thereafter so long as Tenant is in occupancy of any part of the Premises, a policy of general liability and property damage insurance (including broad form contractual liability, independent contractor's hazard and completed operations coverage) under which Landlord, Agent (and such other persons as are in privity of estate with Landlord as may be set out in a notice from time to time) and Tenant are named as insureds, and under which the insurer agrees to indemnify and hold Landlord, Agent, and those in privity of estate with Landlord, harmless from and against all cost, expense and/or liability arising out of or based upon any and all claims, accidents, injuries and damages set forth in Section 1O.1. Each such policy shall be non-cancellable and non-amendable with respect to Landlord, Agent, and

Landlord' said designees without thirty (30) days prior notice to Landlord and shall be in at past the amounts of the Initial Public Liability Insurance specified in Section 1.3 or such greater amounts as Landlord shall from time to time request, and a duplicate original or certificate thereof shall be delivered to Landlord.

10.2 TENANT'S RISK. To the maximum extent this agreement may be made effective according to law, Tenant agrees to use and occupy the Premises and to use such other portions of the Property and the Office Park as Tenant is herein given the right to use at Tenant's own risk; and Landlord shall have no responsibility or liability for any loss of or damage to tenant's Removable Property or for any inconvenience, annoyance, interruption or injury to business arising from Landlord's making any repairs or changes which Landlord is permitted by this Lease, or required by law, to make in or to any portion of the Premises or other sections of the Property, or the Office Park, or in or to the fixtures, equipment or appurtenances thereof. The provisions of this Section shall be applicable from and after the execution of this Lease and until the end of the Term of this Lease, and during such further period as Tenant may use or be in occupancy of any part of the Premises or of the Building.

                                   ARTICLE XI

                          LANDLORD'S ACCESS TO PREMISES

11.1 LANDLORD'S RIGHTS. Landlord shall have the right to enter the Premises at all reasonable hours for the purpose of inspections or making repairs to the same, and Landlord shall also have the right to make access available at all reasonable hours to prospective or existing mortgagees, purchasers or tenants of any part of the Property.

                                   ARTICLE XII

                           FIRE, EMINENT DOMAIN, ETC.

12.1 ABATEMENT OF RENT. If the Premises shall be damaged by fire or casualty, Basic Rent and Escalation Charges payable by Tenant shall abate proportionately for the period in which, by reason of such damage, there is substantial interference with Tenant's use of the Premises, having regard to the extent to which Tenant may be required to discontinue Tenant's use of all or a portion of the Premisest but such abatement or reduction shall end if and when Landlord shall have substantially restored the Premises (excluding any alterations, additions or improvements made by Tenant pursuant to Section 5.2) to the condition in which they were prior to such damage. If the Premises shall be affected by any exercise of the power of eminent domain, Basic Rent and Escalation Charges payable by Tenant shall be justly and equitably abated and reduced according to the nature and extent of the loss of use thereof suffered by Tenant.

12.2 RIGHTS OF TERMINATION. If the Premises or the. Building are substantially damaged by fire or casualty (the term "substantially damaged" meaning damage of such a character that the same cannot, in ordinary course, reasonably be expected to be repaired within sixty (60) days from the time that repair work would commence), or if any part of the Property or of the access thereto is taken by any exercise of the right of eminent domain, then Landlord shall have the right to terminate this Lease (even if Landlord's entire interest in the Premises may have been divested) by giving notice to Landlord's election so to do within ninety (90) days after the occurrence of such casualty or the effective date of such taking, whereupon this Lease shall terminate thirty (30) days after the date of such notice with the same force and effect as if such date were the date originally established as the expiration date hereof. In the event that a portion of Tenant's premises are taken by eminent domain and such taking substantially impairs Tenant's ability to carry on its business, Tenant may terminate by giving sixty (60) days notice to Landlord.

12.3 RESTORATION. If this Lease shall not be terminated pursuant to Section 12.2, Landlord shall thereafter use due diligence to restore the Premises (excluding any alterations, additions or improvements made by Tenant) to prior condition for Tenant's use and occupation, provided that Landlord's obligation shall be limited to the amount of insurance proceeds available therefor. If, for any reason, such restoration shall not be substantially completed within six months after the occurrence of the casualty, Tenant shall have the right to terminate this Lease by giving notice to Landlord thereof within thirty (30) days after the expiration of such period. Upon the giving of such notice, this Lease shall cease and come to an end without further liability or obligation on the part of either party unless, with such 30-day period, Landlord substantially completes such restoration. Such right of termination shall be Tenant's sole and exclusive remedy at law or in equity for Landlord's failure so to complete such restoration. Landlord covenants to pursue restoration work with diligence and continuity.

and Tenant hereby grants and asigns to Landlord all rights to recover for damages to Property and the leasehold interest hereby created, and to compensation accrued or hereafter to accrue by reason of such taking, damage or destruction, and by way of confirming the foregoing, Tenant hereby grants and assigns, and covenants with Landlord, to grant and assign to Landlord, all rights to such damages or compensation, and covenants to deliver such further assignments and assurances thereof as Landlord may from time to time request, and Tenant hereby irrevocably appoints Landlord its attorney-in-fact to execute and deliver in Tenant's name all such assignments and assurances. Nothing contained herein shall be construed to prevent Tenant from prosecuting in any condemnation proceedings a claim for the value of any of Tenant's Removable Property installed in the Premises by Tenant at Tenant's expense and for relocation expenses, provided that such action shall not affect the amount of compensation otherwise recoverable by Landlord from the taking authority.

                                  ARTICLE XIII

                                     DEFAULT

13.1 TENANT'S DEFAULT. (a) If at any time subsequent to the date of this Lease any one or more of the following events (herein referred to as a "Default of Tenant") shall happen:

     (i) Tenant shall fail to pay the Basic Rent, Escalation Charges or other charaes hereunder when due and such failure shall continue for five (5) full Business Days after notice to Tenant from Landlord; or

     (ii) Tenant shall neglect or fail to perform or observe any other covenant herein contained on Tenant's part to be performed or observed and Tenant shall fail to remedy the same within thirty (30) days after notice to Tenant satisfying such neglect or failure, or if such failure is of such a nature that Tenant cannot reasonably remedy the same within such thirty
     (30) day period, Tenant shall fail to commence promptly to remedy the same and to prosecute such remedy to completion with diliqence and continuity; or

     (iii) Tenantis leasehold interest in the Premlses shall be taken on execution of by other process of law directed against Tenant; or petition in bankruptcy or shall be adjudicated bankrupt or insolvent, or shall any petition or answer seeking any reorganization, arrangement. composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future Federal, State or other statute, law or regulation for the relief of debtors, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or of all or any substantial part of its properties, or shall admit in writing its inability to pay its debts generally as they become due; or

     (v) A petition shall be filed against Tenant in bankruptcy or under any other law seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future Federal, State or other statute, law or regulation and shall remain undismissed or unstayed for an aggregate of sixty (60) days (whether or not consecutive), or if any debtor in possession (whether or not Tenant) trustee, receiver or liquidator of Tenant or of all or any substantial part of its properties or of the Premises shall be appointed without the consent or acquiescence of Tenant and such appointment shall remain unvacated or unstayed for an aggregate of sixty (60) days (whether or not consecutive);

then in any such case (1) if such Default of Tenant shall occur prior to the Commencement Date, this Lease shall inso facto, and without further act on the part of Landlord, terminate, and (2) if such Default of Tenant shall occur after the Commencement Date, Landlord may terminate this' Lease by notice to Tenant, specifying a date not less than ten (10) days after the giving of such notice on which this Lease shall terminate and this Lease shall come to an end on the date specified therein as fully and completely as if such date were the date herein originally fixed for the expiration of the Term of this Lease (Tenant hereby waiving any rights of redemption under M.G.L.A. c. 186, S11), and Tenant will then quit and surrender the Premises to Landlord, but Tenant shall remain liable as hereinafter provided.

(b) If this Lease shall have been terminated as provided in this Article, or if any execution or attachment shall be issued against Tenant or any of Tenant's property whereupon the Premises shall be taken or occupied by someone other than Tenant, than Landlord may, without notice, re-enter the Premises, either by force, summary proceedings, ejectment or otherwise, and remove and made, Tenant hereby waives the advice of Notice of Intention to re-enter or to institute legal proceedings to that end.

(c) In the event of any termination, Tenant shall pay the Basic Rent, Escalation Charges and other sums payable hereunder up to the time of such termination, and thereafter Tenant, until the end of what would have been the Term of this Lease in the absence of such termination. and whether or not the Premises shall have been relet, shall be liable to Landlord for, and shall pay to Landlord, as liquidated current damages, the Basic Rent, Escalation Charges and other sums which would be payable hereunder if such termination had not occurred, less the net proceeds, if any, of any reletting of the Premises, after deducting all expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, legal expenses, attorneys' fees, advertising, expenses of employees, alteration costs and expenses of preparation for such reletting. Tenant shall pay such current damages to Landlord monthly on the days which the Basic Rent would have been payable hereunder if this Lease had not been terminated.

(d) In lieu of any other damages or indemnity and in lieu of full recovery by Landlord of all sums payable under all the foregoing provisions of this Section 13.1, Landlord may by written notice to Tenant, at any time after this Lease is terminated under any of the provisions contained in this Section 13.1 or is otherwise terminated for breach of any obligation of Tenant and before such full recovery, elect to recover, and Tenant shall thereupon pay, as liquidated damages, an amount equal to the aggregate of the Basic Rent and Escalation Charges accrued under this Lease in the twelve (12) months ended next prior to such termination plus the amount of Basic Rent, Escalation Charges and other charges of any kond accrued and unpaid at the time of termination and less the amount of any recovery by Landlord under the foregoing provisions of this
Section 13.1 up to the time of payment of such liquidated damaqes.

(e) In case of any Default by Tenant, re-entry, expiration and dispossession by summary proceedings or otherwise, Landlord may (i) relet the Premises or any part or parts thereof, either in the name of Landlord or otherwise, for a term or terms which may at Landlord's option be equal to or less than or exceed the period which would otherwise have constituted the balance of the Term of this Lease and may grant concessions or free rent to the extent that Landlord considers advisable and necessary to relet the same and (ii) may make such reasonable alterations, repairs and decorations in the Premises Landlord in its sole judgment considers advisable and necessary for the purpose of reletting the Premises; and the making of such alterations, repairs and decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Landlord shall in no event be liable in any way whatsoever for failure to relet the Premises, or, in the event that the Premises are relet, for failure to collect the rent under such reletting. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed, or in the event of Landlord obtaining possession of the Premises, by reason of the violation by Tenant of any of the covenants and conditions of this Lease.

(f) If a Guarantor of this Lease is named in Section 1.2, the happening of any of the events described in paragraphs (a)(iv) or (a)(v) of this Section 13.1 with respect to the Guarantor shall constitute a Default of Tenant hereunder.

(g) The specified remedies to which Landlord may resort hereunder are. not intended to be exclusive of any remedies or means of redress to which Landlord may at any time be entitled lawfully, and Landlord may invoke any remedy (including the remedy of specific performance) allowed at law or in equity as if specific remedies were not herein provided for.

(h) All costs and expenses incurred by or on behalf of Landlord (including, without limitation, attorneys' fees and expenses) in enforcing its rights hereunder or occasioned by any Default of Tenant shall be paid by Tenant.

13.2 LANDLORD'S DEFAULT. Landlord shall in no event be in default in the performance of any of Landlord's obligations hereunder unless and until Landlord shall have failed to perform such obligations within thirty (30) days, or such additional time as is reasonably required to correct any such default, after notice by Tenant to Landlord specifying wherein Landlord has failed to perform any such obligations. Landlord must exercise diligence and continuity in performance of Landlordis obligations.

                                 ARTICLE XIV
                            MISCELLANEOUS PROVISIONS

14.1 EXTRA HAZARDOUS USE. Tenant covenants and agrees that Tenant will not do or permit anything to be done in or upon the Premises, or bring in anything or keep anything therein, which shall increase the rate of property or liability insurance on the Premises, the Property or the Office Park above the standard rate applicable to Premises being occupied for Permitted Uses; and Tenant further agrees that, in the event that Tenant shall do any of the foregoing, Tenant will promptly pay to Landlord, on demand, any such increase resulting therefrom, which shall be due and payable as an additional charge hereunder.

14.2 WAIVER. (a) Failure on the part of Landlord or Tenant to complain of any action or non-action on the part of the other, no matter how long the same may continue, shall never be a waiver by Tenant or Landlord, respectively, of any of the other's rights hereunder. Further, no waiver at any time of any of the provisions hereof by Landlord or Tenant shall be construed as a waiver of any of the other provisions hereof, and a waiver at any time of any of the provisions hereof shall not be construed as a waiver at any subsequent time of the same provisions. The consent or approval of Landlord or Tenant to or of any action by the other requiring such consent or approval shall not be construed to waive or render unnecessary Landlord's or Tenant's consent or approval to or of anY subsequent similar act by the other.

(b) No payment by Tenant, or acceptance by Landlord, of a lesser amount than shall be due from Tenant to Landlord shall be treated otherwise than as a payment on account of the earliest installment of any payment due from Tenant under the provisions hereof. The acceptance by Landlord of a check for a lesser amount with an endorsement or statement thereon, or upon any letter accompanying such check, that such lesser amount is payment in full, shall be given no effect, and Landlord may accept such check without prejudice to any other rights or remedies which Landlord may have against Tenant.

14.3 COVENANT OF QUIET ENJOYMENT. Tenant, subject to the terms and provisions of this Lease, on payment of the basic Rent and Escalation Charges and observing, keeping and performing all of the other terms and provisions of this Lease on Tenant's part to be observed, kept and performed, shall lawfully, peaceably and quietly have, hold, occupy and enjoy the Premises during the term hereof, without hindrance or ejection by any persons lawfully claiming under Landlord to have title to the quiet enjoyment is in lieu of any other covenant, express or implied.

14.4 LANDLORD'S LIABILITY. (a) With respect to any services or utilities to be furnished by Landlord to Tenant, Landlord shall in no event be liable for failure to furnish the same when prevented-from doing so by strike, lockout, breakdown, accident, order or regulation of or by any governmental authority, or failure of supply, or failure whenever and for so long as may be necessary by reason of the making of repairs or changes which Landlord is required or is permitted by this Lease or by law to make or in good faith deems necessary, or inability by the exercise of reasonable diligence to obtain supplies, parts or employees necessary to furnish such services, or because of war or other emergency, or for any other cause beyond Landlord's reasonable control, or for any cause due to any act or neglect of Tenant or Tenant's servants, agents, employees, licensees or any person claiming by, through or under Tenant, nor shall any such failure give rise to any claim in Tenant's favor that Tenant has been evicted, either constructively or actually, partially or wholly.

(b) In no event shall Landlord ever be liable to Tenant for any loss of business or any other indirect or consequential damages suffered by Tenant from whatever cause.

(c) With respect to any repairs, installations, or restoration which are required or permitted to be made by Landlord, the same may be made during normal business hours and Landlord shall have no liability for damages to Tenant for inconvenience, annoyance, interruption, or loss or damage to Tenant's business arising therefrom.

14.5 TRANSFER OF TITLE. In the event of any transfer of title to the property by Landlord, Landlord shall thereafter be entirely freed and relieved from the performance and observance of all covenants and obligations hereunder.

14.6 RULES AND REGULATIONS. Tenant shall abide by rules and regulations from time to time established by Landlord, it being agreed that such rules and regulations will be established and applied by Landlord in a non-discriminatory fashion, such that 211 rules and regulations shall be generally applicable to other tenants, of similar nature to the Tenant named herein, of the Building. Landlord agrees to use reasonable efforts to insure that any such rules and regulations are uniformly enforced, but Landlord shall not be liable to Tenant for violation of the same by any other tenant or occupant of the Building, or of the Office Park, or persons having business with them. In the event that provisions in this Lease shall control.

14.7 ADDITIONAL CHARGES If Tenant shall fail to pay when due any sums under this Lease designated as an Escalation Charge or additional charge, Landlord shall have the same rights and remedies as Landlord has hereunder for failure to pay Basic Rent.

14.8 INVALIDITY OF PARTICULAR PROVISIONS. If any term or provision of this Lease, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

14.9 PROVISIONS BINDING, ETC.. Except as herein otherwise provided, the terms hereof shall be binding upon and shall inure to the benefit of the successors and assigns, respectively, of Landlord and Tenant and, if Tenant shall be an individual, upon and to his heirs, executors, administrators, successors and assigns. Each term and each provision of this Lease to be performed by Tenant shall be construed to be both a covenant and a condition. The reference contained to successors and assigns of Tenant is not intended to constitute a consent to assignment by Tenant, but has reference only to those instances in which Landlord may later give consent to a particular assignment as required by those provisions of Article VI hereof.

14.10 NOTICES. Whenever, by the terms of this Lease, notices shall or may be given either to Landlord or to Tenant, such notice shall be in writing and shall be sent by registered or certified mail, postage prepaid:

If intended for Landlord, addressed to Landlord at Landlord's Original Address (or to such other address or addresses as may from time to time hereafter be designated by Landlord by like notice).

If intended for Tenant, addressed to Tenant at Tenant's Griginal Address until the Commencement Date and thereafter to the Premises (or to such other address or addresses as may from time to time hereafter be designated by Tenant by like notice).

All such notices shall be effective when deposited in the United States Mail within the continental United States, provided that the same are received in ordinary course at the address to which the same were sent.

14.11 WHEN LEASE PREMISES BINDING. The submission of this document for examination and negotiation does not constitute (an offer to lease, or at reservation of, or option for, the Premises, and this document shall become effective and binding only upon the execution and delivery hereof by both Landlord and Tenant. All negotiations, considerations, representations and understandings between Landlord and Tenant are incorporated herein and this Lease expressly supercedes any proposals or other written documents relating hereto. This Lease may be modified or altered only by written agreement between Landlord and Tenant, and no act or omission of any employee or agent of Landlord shall alter, change or modify any of the provisions hereof.

14.12 PARAGRAPH HEADINGS. The paragraph headings throughout this instrument are for convenience and reference only, and the words contained therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction or meanings of the provisions of this Lease.

14.13 RIGHTS OF MORTGAGEE OR GROUND LESSOR. This Lease shall be subordinate to any mortgage or ground lease from time to time encumbering the Premises, whether executed and delivered prior to or subsequent to the date of this Lease, if the holder of such mortgage or ground lease shall so elect. If this Lease is subordinate to any mortgage or ground lease and the holder thereof (or successor) shall succeed to the interest of Landlord, at the election of such holder (or successor) Tenant shall attorn to such holder and this Lease shall continue in full force and effect between such holder (or successor) and Tenant. Tenant agrees to execute such instruments of subordination or attornment in confirmation of the foregoing agreement as such holder may request, and Tenant hereby appoints such holder as Tenant's attorney-in-fact to execute such subordination or attornment agreement upon default of Tenant in complying with such holder's request. Upon request, Landlord will provide a non-disturbance agreement to Tenant.

14.14 UNILATERAL AMENDMENT. Landlord shall have the right at any time, and from time to time, during the Term of this Lease, to unilaterally amend the provisions of this Lease if Landlord is advised by its counsel that all or any portion of the monies paid by Tenant to Landlord hereunder are, or may be deemed to be, unrelated business income within the meaning of the United States Internal Revenue Code or regulations issued thereunder, and Tenant agrees that it will execute all documents or instruments necessary to effect such amendment or amendments provided that no such amendment shall result in Tenant having to pay in the aggregate a larger sum of money on account of its occupancy of the Permises under the terms of this lease as so amended, and provided further that no

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
Under the provisions of this Lease less services than it is entitled to receive nor services of a lesser quality. Under no circumstance will Tenant be required to execute any amendment that has any adverse effect on Tenant.

14.15 STATUS REPORT. Recognizing that both parties may find it necessary to establish to third parties, such as accountants, banks, mortgagees, ground lessors, or the like, the then current status of performance hereunder, either party, on the request of the other made from time to time, will within ten (10) days furnish to Landlord, or the holder of any mortgage or ground lease encumbering the Premises, or to Tenant, as the case may be, z statement of the status of any matter pertaining to this Lease, including, without limitation, acknowledgements that tor the extent to which) each party is in compliance with its obligations under the terms of this Lease.

14.16 REMEDYING DEFAULTS. Landlord shall have the right, but shall not be required, to pay such sums or do any act which reguires the expenditure of monies which may be necessary or appropriate by reason of the failure or neglect of Tenant to perform any. of the provisions of this Lease, and in the event of the exercise of such right by Landlord, Tenant agrees to pay to Landlord forthwith upon demand all such sums, together with interest thereon at a rate equal to 3% over the prime rate in effect from time to time at the First National Bank of Boston (but in no event less than 18% per annum), as an additional charge. Any payment of Basic Rent, Escalation Charges or other sums payable hereunder not paid when due shall, at the opticn of Landlord, bear interest at a rate equal to 3% over the prime rate in effect at the First National Bank of Boston (but in no event less than 18% per annum) from the due date thereof and shall be payable forthwith on demand by Landlord, as an additional charqe.

14.17 HOLDING OVER. Any holding over by Tenant after the expiration of the Term of this Lease shall be treated as a daily tenancy at sufferance at a rate equal to 2 times the Basic Rent in effect at the expiration of the Term of this Lease plus Escalation Charges and other charges herein provided (prorated on a daily basis). Tenant shall also pay to Landlord all damages, direct and/or indirect, sustained by reason of any such holding over. Otherwise, such holding over shall be on the terms and conditions set forth in this Lease as far as applicable.

14.18 WAIVER OF SUBROGATION. Insofar as, and to the extent that, the following provision may be effective without invalidating or making it impossible to secure insurance coverage obtainable from responsible insurance companies may result therefrom) Landlord and Tenant mutually agree that any property damage insurance carried by either shall provide for the waiver by the insurance carrier of any right of subrogation against the other, and they further mutually agree that, with respect to any damage to property, the loss from which is covered by insurance then being carried by them, respectively, the one carrying such insurance and suffering such loss releases the other of and from any and all claims with respect to such loss to the extent of the insurance proceeds paid with respect thereto.

14.19 SURRENDER OF PREMISES. Upon the expiration or earlier termination of the Term of this Lease, Tenant shall peaceably quit and surrender to Landlord the Premises in neat and clean condition and in good order, condition and repair, together with all alterations, additions and improvements which may have been made or installed in, on or to the Premises prior to or during the Term of this Lease, excepting only ordinary wear and use and damage by fire or other casualty for which, under other provisions of this Lease, Tenant has no responsibility of repair or restoration. Tenant shall remove all of Tenant's Removable Property and, to the extent specified by Landlord, all alterations and additions made by Tenant and all partitions wholly within the Premises unless installed initially by Landlord in preparing the Premises for Tenant's occupancy; and shall repair any damages to the Premises or the Building caused by such removal. Any Tenant's Removable Property which shall remain in the Building or on the Premises after the expiration or termination of the Term of this Lease shall be deemed conclusively to have been abandoned, and either may be retained by Landlord as its property or may be disposed of in such manner as Landlord may see fit, at Tenant's sole cost and expense.

14.20 BROKERAGE. Tenant warrants and represents that Tenant has dealt with no broker in connection with the consummation of this Lease other than Broker, and, in the event of any brokerage claims against Landlord predicated upon prior dealings with Tenant, Tenant agrees to defend same and indemnify Landlord against any such claim (except--any claim by Broker).

14.21 GOVERNING LAW. This Lease shall be governed exclusively by the provisions hereof and by the laws of the Commonwealth of Massachusetts, as the same may from time to time exist.

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
      IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be fully, executed, under seal, by persons hereunto duly authorized, in multiple copies, each to be considered an original hereof, as of the date first set forth above.

                                                 LANDLORD: WRC Properties, Inc.


                                                 By: /s/Richard J. Ases
                                                     ---------------------------
                                                     Assistant Secretary


                                                 TENANT: MediQual Systems, Inc.

                                                 By: /s/ William Danahy
                                                     ---------------------------





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